EXHIBIT 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Christopher G. Clement, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of DARA BioSciences, Inc. on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Annual Report of DARA BioSciences, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ Christopher G. Clement

Name:	Christopher G. Clement
Title:	Chief Executive Officer
Date:	March 3, 2015

I, David L. Tousley, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of DARA BioSciences, Inc. on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Annual Report of DARA BioSciences, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ David L. Tousley

Name:	David L. Tousley
Title:	Chief Accounting Officer
Date:	March 3, 2015